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                            AGREEMENT AND SETTLEMENT



      AGREEMENT reached the 27th day of February, 1998, by and between the STATE OF NEW YORK (hereinafter the "STATE"), by the Office of the Attorney General, Medicaid Fraud Control Unit, and U.S. HOMECARE, CORPORATION. (For purposes of this Agreement, U.S. HOMECARE, CORPORATION, hereinafter "USHC", is understood to refer to the corporation, and its affiliates and subsidiaries, but not to any individual officer, director, agent or employee.)

      WHEREAS, USHC, a corporation with headquarters in Hartford, Connecticut, operates six licensed home health agencies in New York State, all of which agencies were enrolled in the Medicaid program as providers of personal care services to Medicaid recipients during the period 1992-1997; and

      WHEREAS, the Medicaid Fraud Control Unit conducted an audit comparing USHC's Medicaid rates to the rates USHC charged the general public for personal care services during the period 1992-1997, and thereafter contended that USHC received reimbursements from Medicaid at rates higher than the rates charged the general public, in violation of 18 NYCRR 505.14; and

      WHEREAS, as a result of receipt of such reimbursements the Medicaid Fraud Control Unit contends, USHC received overpayments from Medicaid; and,

      WHEREAS, the STATE and USHC have agreed to resolve the issues raised by the audit.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the STATE and USHC agree as follows:

      FIRST: The STATE represents that it has the authority to enter into this settlement and to effectuate a final resolution with regard to the alleged Medicaid overpayments on behalf of New York State and those counties of the State that participated in making said payments to USHC.
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It is understood that USHC is entering into this Agreement in reliance on this representation.

      SECOND: USHC agrees to remit to the STATE the sum of $1,750,000, in an initial payment of $100,000 to be made upon full execution of this Settlement and Agreement on or before February 27, 1998, and subsequent installment payments in the amounts and on the schedule defined in the Schedule of Payments annexed hereto and made a part hereof. Interest shall be calculated at nine (9%) commencing on the date of this Agreement and shall be increased a percentage point on January 1, 1999, and an additional percentage point on January 1, 2000. USHC may prepay the entirety of this amount without penalty or interest. USHC further agrees to use reasonable efforts to prepay, in part or in full, the unpaid balance at any point USHC refinances its senior lender indebtedness with any third party lending institutions. Upon the signing of this Agreement, USHC shall also provide a Promissory Note in commercially acceptable form. USHC agrees its repayment obligation under this Agreement is a non-dischargeable debt for purposes of 11 U.S.C. Sections 523 and 1328.

      THIRD: USHC has entered into this Agreement solely for the purpose of avoiding the burdens and expense of protracted litigation. The making of this Agreement is not intended, and shall not be construed as an admission that USHC has violated any law, ordinance or regulation. USHC maintains, and the STATE does not dispute, that it has not knowingly billed incorrectly, knowingly received any payments in excess of those to which it was entitled or engaged in any unacceptable practices within the meaning of 18 NYCRR 515.2. The STATE agrees that it shall take no action to affect, alter or modify USHC's status as a provider in the Medicaid program by reason of this Agreement.

      FOURTH: In consideration for USHC's payment, the STATE agrees to accept that

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payment in full satisfaction of all claims the STATE could bring against USHC for recovery of Medicaid payments or other damages arising from: USHC's reimbursement for personal care services at a rate higher than that charged to the general public during the period 1992-1997; and, USHC's submission of cost reports pertaining to cost years 1990-1995.

      FIFTH: The State further agrees that USHC shall have no further liability, administrative, civil or criminal, for the communication of general public charge information to the State of New York during the period 1992-1997, and the submission of claims and receipt of reimbursement at rates higher than those charged to the general public, during the period 1992-1997.

      SIXTH: USHC and the STATE agree that this settlement shall preclude all retroactive rate adjustments by the STATE for the period 1992-1997, except for any amount constituting a retroactive rate adjustment pertaining to the Westchester County operations of USHC for the period September 1, 1996 through December 31, 1996.

      SEVENTH: The STATE and USHC agree that each shall have the right to issue press releases regarding this Agreement, but that any such press releases shall be confined to the terms defined by this Agreement.

      EIGHTH: USHC agrees to institute a compliance protocol with regard to the appropriate identification of charges to the general public at all branches of the corporation and the reporting of such information to all agencies of State and local government. Formulation and implementation of such protocol shall be conducted subject to approval by the STATE, and the STATE shall have the right to review USHC's conformity with its compliance program. USHC will continue to apply its Code of Ethics and Standards of Business Conduct and instruct all levels of management in accordance therewith.

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      NINTH: This constitutes the complete and full agreement reached by the
STATE and USHC, and may not be changed in any respect, except by a writing duly executed by the parties or their authorized representatives.

      WHEREFORE, the parties have read the foregoing Agreement and accept and agree to the provisions contained therein and hereby have caused this Agreement to be signed as of the day and date adjacent to their signatures.

AGREED  TO:

US HOMECARE CORPORATION                     STATE OF NEW YORK
                                            OFFICE OF THE ATTORNEY GENERAL
                                            MEDICAID FRAUD CONTROL UNIT



By:__________________________               By:________________________________



Sworn to before me this
_____   day of February, 1998


_____________________________

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